Exhibit 20.2

                         MONTHLY HOLDERS' STATEMENT
                      First National Bank of Commerce
                             New Orleans, Louisiana
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                     First NBC Credit Card Master Trust
                                Series 1997-1
                                October 8,1997
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Under the Pooling and Servicing Agreement (the "Pooling and Servicing
Agreement") dated as of August 1, 1997 by and between First National Bank of
Commerce, as Seller and Servicer ("FNBC"), and The First National Bank of
Chicago, as Trustee, (the "Trustee"), as amended and supplemented by the
Series 1997-1 Supplement dated as of August 1, 1997 by and between FNBC and the Trustee, FNBC, as Servicer, is required to prepare certain information for each Distribution Date regarding current distributions to Certificateholders and the performance of the First NBC Credit Card Master Trust
(the "Trust") during the previous period.  The information which is required to be prepared with respect to the distribution on the October 15,1997
Distribution Date, and with respect to the performance of the Trust during the month of 9/1/97 to 9/30/97 is set forth below.  Certain of the information is presented on the basis of an original principal amount of $1,000 per Series
1997-1 Certificate (a "Certificate").  Certain other information is presented based on the aggregate amounts for the Trust as a whole. Capitalized terms used in this Monthly Statement have their respective meanings set forth in the
Pooling and Servicing Agreement and the Supplement.
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A  Series 1997-1 Certificates
    1 Information regarding Payments in respect of the Class A Certificates
      (per $1,000 original certificate principal amount)
       a Total Payment                                                         5.125000
       b Amount of Payment in respect of Class A Monthly Interest              5.125000
       c Amount of Payment in respect of Class A Overdue Monthly Interest          -
       d Amount of Payment in respect of Class A Additional Interest               -
       e Amount of Payment in respect of Class A Principal                         -

    2 Class A Investor Charge-Offs/Reimbursement of Class A Investor
      Charge-Offs
       a Total amount of Class A Investor Charge-Offs                              -
       b Amount of Class A Investor Charge-Offs per $1,000 original
         certificate principal amount                                              -
       c Total amount reimbursed in respect of Class A Investor Charge-Offs        -
       d Amount reimbursed in respect of Class A Investor Charge-Offs
         per $1,000 original principal amount                                      -
       e The amount, if any, by which the outstanding Principal
         Balance of the Class A Certificates exceeds the Class A
         Adjusted Investor Interest after giving effect to all
         transactions on such Distribution Date                                    -

    3 Information regarding Payments in respect of the Class B Certificates
      (per $1,000 original certificate principal amount)
       a Total Payment                                                         5.291670
       b Amount of Payment in respect of Class B Monthly Interest              5.291670
       c Amount of Payment in respect of Class B Overdue Monthly Interest          -
       d Amount of Payment in respect of Class B Additional Interest               -
       e Amount of Payment in respect of Class B Principal                         -

    4 Amount of reductions in Class B Investor Interest pursuant to clauses (c), (d) and (e) of the definition of Class B Investor
      Interest
       a Amount of reductions in Class B Investor Interest                         -
       b Amount of reductions in Class B Investor Interest per $1,000
         original certificate principal amount                                     -
       c Total amount reimbursed in respect of reductions of Class B
         Investor Interest                                                         -
       d Amount reimbursed in respect of reductions of Class B Investor
         Interest per $1,000 original certificate principal amount                 -
       e The amount, if any, by which the outstanding Principal Balance of the Class B Certificates exceeds the Class B Investor
         Interest after giving effect to all transactions on such
         Distribution Date                                                         -

Monthly Holders' Statement
Page 2  (all amounts in dollars except percentages)

    5 Information regarding Distribution in respect of the Collateral
      Interest
       a Total distribution                                                    5.213540
       b Amount of distribution in respect of Collateral Monthly Interest      5.213540
       c Amount of distribution in respect of Collateral Overdue Interest          -
       d Amount of distribution in respect of Collateral Monthly Principal         -

    6 Amount of reductions in Collateral Interest pursuant to clauses
      (c), (d) and (e) of the definition of Collateral Interest
       a Amount of reductions in Collateral Interest                               -
       b Total amount reimbursed in respect of reductions of Collateral
         Interest                                                                  -

B  Trust Performance
    1 Delinquencies
       a 31-59 days                                                          16,039,547
       b 60-89 days                                                           9,164,643
       c 90 days and over                                                    13,823,757
       d Total 30+ days delinquent                                           39,027,947

    2 Base Rate
       a Current Monthly Period                                                 8.17100%
       b Prior Monthly Period                                                   8.16900%
       c Second Prior Monthly Period                                               -
    3 Three Month Average Base Rate                                             8.17000%

    4 Portfolio Yield (gross portfolio yield less net defaults)
       a Current Monthly Period                                                15.40304%
       b Prior Monthly Period                                                  15.93157%
       c Second Prior Monthly Period                                               -
    5 Three Month Average Portfolio Yield                                      15.66731%

    6 Excess Spread  Percentage
       a Current Monthly Period                                                 7.23204%
       b Prior Monthly Period                                                   7.76257%
       c Second Prior Monthly Period                                               -
    7 Three Month Average Excess Spread Percentage                              7.49731%

    8 Monthly Payment Rate (total collections/beginning aggregate
      principal receivables)                                                   15.50179%

    9 Portfolio Adjusted Yield                                                  6.73204%

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                                  First National Bank of Commerce, Servicer

                             By:   /s/ Anne M. Lacourrege
                                ----------------------------------
                                 Name:  Anne M. Lacourrege
                                 Title:  Vice President